UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 17, 2006

ALLTEL Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-4996     34-0868285
(Commission File Number) (IRS Employer Identification No.)

One Allied Drive, Little Rock, Arkansas 72202
(Address of Principal Executive Offices, Including Zip Code)

(501) 905-8000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 2.01. Completion of Acquisition or Disposition of Assets.

Spin-off of Wireline Business and Merger with Valor Communications Group Inc.

On July 17, 2006 (the "Closing Date"), Alltel Corporation (the "Company") consummated the previously disclosed spin-off of its wireline telecommunications business and the merger of the entity holding that business with and into Valor Communications Group Inc. ("Valor"). A press release issued by the Company announcing the consummation of the spin-off and the merger is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On the Closing Date, pursuant to the Distribution Agreement dated as of December 8, 2005 (the "Distribution Agreement"), by and between the Company and Alltel Holding Corp., then a wholly owned subsidiary of the Company ("Alltel Holding"), the Company consummated a series of preliminary restructuring transactions to effect the transfer to Alltel Holding's subsidiaries of all of the assets relating to the Company's wireline telecommunications business, and the transfer to the Company's subsidiaries of all of the assets not relating to the wireline business. Following these preliminary restructuring transactions, and immediately prior to the effective time of the Merger (as defined below), the Company contributed (the "Contribution") all of the stock of the Alltel Holding subsidiaries to Alltel Holding in exchange for (i) all of Alltel Holding's common stock, to be distributed to the Company's stockholders pro rata in the spin-off as a tax free stock dividend (the "Distribution"), (ii) the payment to the Company of a special dividend in the amount of approximately $2,275,082,848 and (iii) the distribution by Alltel Holding to the Company of $1,746,000,000 aggregate principal amount of 8.625% senior notes due 2016 of Alltel Holding (the "Alltel Holding Securities"). In addition, Alltel Holding assumed approximately $267,000,000 of long-term debt (which includes accrued and unpaid interest) that had been issued by the Company's wireline subsidiaries.

Immediately following the Distribution, and pursuant to the Merger Agreement dated December 8, 2005, by and among the Company, Alltel Holding and Valor (the "Merger Agreement"), Alltel Holding was merged with and into Valor (the "Merger"), with Valor continuing as the surviving corporation. In the Distribution, each holder of Alltel common stock as of the July 12, 2006 record date for the Distribution received one share of Alltel Holding common stock for each share of Alltel common stock held. As a result of the Merger, each share of Alltel Holding common stock distributed to the Company's stockholders in the Distribution was converted into the right to receive 1.0339267 shares of Valor common stock. In the aggregate, immediately following the Merger, the Company's stockholders owned approximately 85% of the outstanding equity interests of the surviving corporation in the Merger, and the stockholders of Valor owned the remaining 15% of such equity interests. No fractional shares of Valor common stock were issued in the Merger. Stockholders of the Company that would otherwise be entitled to receive a fractional share of Valor common stock in the Merger will instead be entitled to receive the cash value of such fractional share. Immediately following the Merger, Valor was renamed Windstream Corporation ("Windstream"), which began trading on the New York Stock Exchange on July 18, 2006 under the ticker symbol "WIN" as a separate public company.

The foregoing descriptions of the Distribution Agreement and the Merger Agreement are qualified in their entirety by reference to the full text of the Distribution Agreement and the Merger Agreement, copies of which were filed as Exhibit 2.1 and Exhibit 2.2, respectively, to the Company's Current Report on Form 8-K filed on December 9, 2005, and are incorporated by reference herein.

Consummation of Debt Exchange

Immediately prior to the Distribution, pursuant to the Exchange Agreement, dated as of July 8, 2006 (the "Exchange Agreement"), by and among the Company, J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Inc. (together, the "Investment Banks") and Alltel Holding (with respect to certain portions thereof), on the Closing Date, the Company transferred to the Investment Banks, in equal amounts, the Alltel Holding Securities it received from Alltel Holding in exchange (the "Exchange") for the transfer by the Investment Banks to the Company of $988,540,000 aggregate principal amount of Company commercial paper held by the Investment Banks and $685,082,000 aggregate principal amount of 4.656% Company notes due 2007 held by the Investment Banks. The debt obligations of the Company transferred by the Investment Banks to the Company were cancelled, and the total indebtedness of the Company was reduced accordingly. Pursuant to the Purchase Agreement, dated June 28, 2006, among Alltel Holding, J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Inc., as representatives of the initial purchasers named therein (the "Initial Purchasers"), and the Investment Banks, the Investment Banks sold the Alltel Holding Securities and Alltel Holding sold certain other debt securities of Alltel Holding to the Initial Purchasers pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. Neither the Company nor Alltel Holding received any proceeds from the sale of the Alltel Holding Securities by the Investment Banks.

The foregoing description of the Exchange Agreement is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which was filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on of the July 13, 2006, and is incorporated by reference herein.

Entry into Material Definitive Agreements at Closing

Transition Services Agreements and Tax Sharing Agreement

In connection with the consummation of the transactions contemplated by the Distribution Agreement and the Merger Agreement, the Company and Windstream, as successor to Alltel Holding, entered into (i) a Transition Services Agreement (the

"Transition Services Agreement") and a Reverse Transition Services Agreement (the "Reverse Transition Services Agreement" and, together with the Transition Services Agreement, the "Transition Services Agreements"), pursuant to which the Company and Windstream will provide each other with various services, including those relating to (a) information technology systems, (b) billing, (c) human resources, (d) customer service, (e) accounting and finance, (f) engineering and networking, (g) sales and marketing, (h) operations, (i) real estate, (j) branding, and (k) capital asset management, for a period of not more than one year, unless otherwise extended or terminated in accordance with the terms of such agreements and (ii) a Tax Sharing Agreement (the "Tax Sharing Agreement") that allocates the responsibility for (a) filing tax returns and preparing other tax-related information and (b) the liability for payment and the benefit of refund or other recovery of taxes, each effective as of the Closing Date.

Pursuant to the Transition Services Agreements, the Company and Windstream have agreed to indemnify each other for losses arising out of a default by the other party in the performance of its obligations under the Transition Services Agreements. Indemnification is limited to actual damages, which, with limited exception, cannot exceed the amount of compensation payable to the provider of the services. The Transition Services Agreements may be terminated in whole or in part if among other things, (i) the receiving party desires to terminate such agreements, upon 30 days prior written notice to the providing party, (ii) the receiving party fails to pay for transition services within 30 days of receipt of an invoice relating to such services, (iii) either party defaults in any material respect in the performance of the agreement, or (iv) either party becomes insolvent, bankrupt or a receiver or trustee is appointed for either party. In addition, the recipient of services has the right to terminate any transition service, in whole or in part, upon 30 days’ prior written notice to the provider of such service. If the Transition Services Agreements are terminated, both parties must return any and all property of a proprietary nature involving the other party within 30 days.

Pursuant to the Tax Sharing Agreement, the Company has agreed to file or cause to be filed any consolidated, combined or unitary income tax return that (i) includes both the Company or any of its subsidiaries and Alltel Holding or any of its subsidiaries and (ii) relates to or includes any taxable period on or prior to the Closing Date. Windstream agreed to submit to the Company any such income tax return that relates to or includes any taxable period on or prior to the Closing Date, and to make or cause to be made any and all changes requested by the Company to those returns in respect of items for which the Company has responsibility under the Tax Sharing Agreement. Windstream also agreed not to file or allow to be filed any such income tax return prior to receiving the Company’s written approval of such return, not to be unreasonably withheld, delayed or conditioned.

Windstream agreed to indemnify the Company against: (i) any net liability for income taxes of a member of the Alltel Holding group attributable to the treatment of payments received from a federal or state universal services fund in respect of the wireline business for the period from January 1, 1997 to the Closing Date, (ii) any non-income taxes arising prior to the Closing Date and relating to Alltel Holding and its subsidiaries or to the employees, assets or transactions of the Alltel Holding business, except for non-income taxes arising in respect of the preliminary restructuring of the Alltel Holding group and the distribution of the stock of Alltel Holding to the stockholders of the Company, and (iii) any liability for taxes arising after the spin-off attributable to any member of the Alltel Holding group or to the employees, assets or transactions of the Alltel Holding business.

The Company agreed to indemnify Windstream against any taxes of the Company group or the Alltel Holding group or any member thereof, other than (i) taxes specifically allocated to Windstream under the Tax Sharing Agreement or (ii) taxes for which Windstream has indemnified the Company pursuant to the Merger Agreement. Windstream and the Company agreed that each is entitled to any refund of or credit for taxes for which it is responsible under the Tax Sharing Agreement, including equitably apportioned refunds for any taxable period consisting of days both before and after the Distribution. Pursuant to the Tax Sharing Agreement, all prior tax sharing or tax allocation agreements or practices between any member of the Company group, on the one hand, and Alltel Holding or any of its subsidiaries, on the other hand, was terminated as of the Closing Date.

Carrybacks and Amended Returns. Pursuant to the Tax Sharing Agreement, the parties agreed that tax attributes from a period after the Closing Date will not be carried back by Windstream or any of its subsidiaries to a pre-Closing Date tax return unless required by law or the Company so consents. If a carryback is required by law or if the Company so consents, then any tax benefit realized with respect to the carryback will be remitted to Windstream. Windstream agreed not to file any amended income tax return of a member of the Alltel Holding group, or any non-income tax return that is filed on a combined basis with a member of the Company group, in each case with respect to returns for periods prior to the distribution, without first obtaining the consent of the Company.

Timing Adjustments. Windstream and the Company agreed to pay to the other the amount of any tax benefit that result from any timing adjustment that (i) decreases deductions, losses or tax credits or increases income, gains or recapture of tax credits of the other and (ii) permits the paying party to increase deductions, losses or tax credits or to decrease income, gains or recapture of tax credits.

Deductions for Restricted Stock. Windstream and the Company agreed that the Alltel group will be entitled to claim all deductions resulting from the vesting of shares of restricted stock of the Company issued prior to the Closing Date unless otherwise required by law, in which case Windstream will pay to the Company the amount of any tax benefit realized by the Windstream group from any such deduction.

Deductions for Transaction Expenses. Windstream and the Company agreed in principle to an allocation between the Alltel group and the Alltel Holding group of deductions for certain costs and expenses related to the spin-off and the Merger and agreed that, if a cost or expense so allocated to Alltel Holding is borne economically by the Company, Windstream will pay to the Company the amount of any resulting tax benefit.

Tax Contests. Windstream and the Company agreed to promptly notify the other party in writing upon receipt of a written communication from any taxing authority with respect to any pending or threatened audit, dispute, suit, action, proposed assessment or other proceeding concerning any tax return for which the other may be liable under the Tax Sharing Agreement. Windstream will have sole control of any income tax contest in respect of any return related exclusively to periods following the Closing Date, while the Company will maintain sole control of any other income tax contest of a member of the Alltel Holding group, provided that, in the case of a contest relating to income taxes for which Windstream is responsible under the Tax Sharing Agreement, the Company will provide Windstream with an opportunity to review and comment and to participate in such tax contest at its own expense.

Cooperation. The Company and Windstream will cooperate in the filing of tax returns and the conduct of any audit or other proceeding related to taxes, as well as in the retention of tax-related records and access thereto. Each party also agreed to treat the Distribution, the Merger with Windstream and the related transactions in a manner such that no gain or loss is recognized by any of the Company, Alltel Holding or Valor and their respective stockholders.

The foregoing descriptions of the Transition Services Agreement, the Reverse Transition Services Agreement and the Tax Sharing Agreement are qualified in their entirety by reference to the full text of the Transition Services Agreement, the Reverse Transition Services Agreement and the Tax Sharing Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Amendments to the Employee Benefits Agreement and Certain Employee Benefit Plans

As previously disclosed, in connection with the execution of the Distribution Agreement and the Merger Agreement, the Company and Alltel Holding entered into an employee benefits agreement, dated as of December 8, 2005 (the "Employee Benefits Agreement"), pursuant to which the parties agreed to establish certain benefit plans, programs and arrangements for employees of the Company that will be employees of Windstream after the Distribution and the Merger. The Employee Benefits Agreement provides for, among other things, the establishment by Alltel Holding, and/or transfer by the Company to Alltel Holding, of certain employee benefit plans, policies and compensation programs, including defined benefit and contribution retirement plans, health and welfare plans, incentive and stock-based compensation plans and certain executive benefit plans. The Employee Benefits Agreement also provides for the separation of assets and liabilities related to benefit plans to be assumed by Alltel Holding at the time of the Distribution and addresses the treatment of Company employees that will be employed by Windstream.

The Employee Benefits Agreement was amended on July 17, 2006 (the “Employee Benefits Amendment”) to provide that (i) the payments of certain awards to Alltel Holding employees with respect to the Company’s incentive plans applies to both active and former employees, (ii) Company restricted shares held by active and former wireline employees will vest on August 3, 2006 rather than July 17, 2006, and (iii) the obligations of designated Alltel Holding employees and former employees under the Alltel Corporation Benefit Restoration Plan, Alltel Corporation Executive Deferred Compensation Plan and Alltel Corporation 1998 Management Deferred Compensation Plan will be transferred to Alltel Holding, along with an amount of cash corresponding to certain of those liabilities.

In connection with, and pursuant to, the Employee Benefits Agreement, the Company has amended certain of its employee benefit plans and agreements, which amendments include: (i) (a) Amendment No. 3 to the Alltel Corporation Benefit Restoration Plan (the "Benefit Restoration Plan Amendment"); (b) Amendment No. 7 to the Alltel Corporation Executive Deferred Compensation Plan (the "Executive Deferred Compensation Plan Amendment"); (c) Amendment No. 4 to the Alltel Corporation 1998 Management Deferred Compensation Plan (the "1998 Deferred Compensation Plan Amendment," and, collectively with the Benefit Restoration Plan Amendment and the Executive Deferred Compensation Plan Amendment, the "Transfer Amendments"), which Transfer Amendments are each effective as of July 16, 2006, and which provide for the transfer of certain accounts and elections of Transferred Participants (as defined in each of the Transfer Amendments) to the comparable benefit plans of Windstream and which provide for the termination of the rights of the Transferred Participants to further benefits under such Company plans; (ii) Amendment No. 2 to the Alltel Corporation Supplemental Medical Expense Reimbursement Agreement (the "Reimbursement Agreement Amendment"), which provides that Transferred Participants (as defined in the Reimbursement Agreement Amendment), their spouses and their dependents are no longer entitled to reimbursement for medical care expenses incurred on or after July 1, 2006; and (iii) Amendment No. 18 to the Alltel Corporation Severance Pay Plan (the "Severance Plan Amendment"), which provides that participants in the Company's Severance Pay Plan are not entitled to any benefit thereunder solely by reason of any transaction or series of transactions contemplated by the Distribution Agreement or the Merger Agreement.

The foregoing description of the Employee Benefits Agreement is qualified in its entirety by reference to the full text of the Employee Benefits Agreement, a copy of which was filed as Exhibit 10.2 to the Company's Current Report on Form 8-K filed on December 9, 2005, and is incorporated by reference herein.

The foregoing descriptions of the Employee Benefits Amendment, Benefit Restoration Plan Amendment, the Executive Deferred Compensation Plan Amendment, the 1998 Deferred Compensation Plan Amendment, the Reimbursement Agreement Amendment and the Severance Plan Amendment are qualified in their entirety by reference to the full text of the Employee Benefits Amendment, Benefit Restoration Plan Amendment, the Executive Deferred Compensation Plan Amendment, the 1998 Deferred Compensation Plan Amendment, the Reimbursement Agreement Amendment and the Severance Plan Amendment, copies of which are attached hereto as Exhibits 10.4 10.5, 10.6, 10.7, 10.8 and 10.9, respectively, and incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(b) Pro forma financial information:

Pursuant to paragraph (b)(1) of Item 9.01 of Form 8-K, the Company is furnishing pro forma financial information in Exhibit 99.2, which is incorporated herein by reference.

(c) Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ALLTEL CORPORATION

By: /s/   Sharilyn S. Gasaway
Name: Sharilyn S. Gasaway
Title: Executive Vice President -
Chief Financial Officer

Dated: July 21, 2006

EXHIBIT INDEX

 Exhibit Number            Description

10.1     Transition Services Agreement, dated as of July 17, 2006, between Alltel Corporation and Alltel Holding Corp.

10.2     Reverse Transition Services Agreement, dated as of July 17, 2006, between Alltel Corporation and Alltel Holding Corp.

10.3     Tax Sharing Agreement, dated as of  July 17, 2006, among Alltel Corporation, Alltel Holding Corp. and Valor Communications Group Inc.

10.4              Employee Benefits Amendment, dated as of July 17, 2006, between Alltel Corporation and Alltel Holding Corp.

10.5    Amendment No. 3 to the Alltel Corporation Benefit Restoration Plan, effective as of July 16, 2006

        10.6     Amendment No. 7 to the Alltel Corporation Executive Deferred Compensation Plan, effective as of July 16, 2006

10.7     Amendment No. 4 to the Alltel Corporation 1998 Management Deferred Compensation Plan, effective as of July 16, 2006

10.8     Amendment No. 2 to the Alltel Corporation Supplemental Medical Expense Reimbursement Agreement, effective as of July 1, 2006

10.9     Amendment No. 18 to the Alltel Corporation Severance Pay Plan, effective as of July 16, 2006

        99.1                                           Press release of Alltel Corporation, dated July 17, 2006.

        99.2                           Pro forma financial information of Alltel Corporation